UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 16, 2007
INTERNATIONAL FIGHT LEAGUE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-21134	04-2893483

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
424 West 33rd Street, Suite 650, New York, NY 10001

(Address of Principal Executive Offices)(Zip Code)
212.356.4000

(Registrant’s Telephone Number
including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 — Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
In connection with the preparation of the September 30, 2007 Quarterly Report on Form 10-Q, International Fight League, Inc. (the “Company”), in consultation with its independent registered accounting firm, Rothstein, Kass & Company, PC (“Rothstein Kass”), determined that the Company must account for the television revenue and distribution costs for its barter transaction with Fox Sports Net (“FSN”) at the recorded, or book, value rather than the fair value estimated by the Company. This issue arose as a result of recent comments the Securities and Exchange Commission (“SEC”) made in connection with the SEC Staff’s review of the Company annual report on Form 10-K for the year ended December 31, 2006. The Company, after consultation with Rothstein Kass, based its conclusions upon a reconsideration of APB Opinion No. 29, as amended by FAS 153 “Exchanges of Nonmonetary Assets.”
Under APB 29, paragraph 18 provides that in general accounting for nonmonetary transactions should be based upon the fair value of the assets (or services) involved which is the same basis as that used in monetary transactions. Under paragraph 20 of APB 29, a nonmonetary exchange should be measured based upon the recorded value of the nonmonetary asset transferred as part of the exchange and not the fair value if either the (a) the fair value of either the assets transferred or the fair value of the assets received cannot be determined within reasonable limits, or (b) the transaction facilitates a sale to customers, or (c) the exchange transaction lacks commercial substance. Upon further consideration of the tests in paragraph 20, the Company determined that it should record the barter transaction for its FSN arrangement at the recorded value of its television rights, not the fair value. Previously, the Company recorded the exchange at a fair value of $125,000 per one hour of the Company’s show that was aired by FSN. Revenues, and an offsetting amount of distribution costs, were recorded for each show televised by FSN.
The recorded value of the Company’s television rights is zero ($0). Accordingly no revenue or distribution charges will be recorded. Amounts for television rights revenue, and the offsetting distribution expense, previously reported in the Company’s statements of operations resulting from use of fair value were as follows:

Year ended December 31, 2006	$1,375,000
Three months ended March 31, 2007	$750,000
Three months ended June 30, 2007	$1,000,000
Six months ended June 30, 2007	$1,750,000
Three and six months ended June 30, 2006	$375,000
After discussions with management and members of the Audit Committee of the Board of Directors of the Company, the Company determined on November 19, 2007 to restate its financial statements contained in Company’s Form 10-K for the year ended December 31, 2006, Form 10-Q for the three months ended March 31, 2007 and Form 10-Q for the three and six months ended June 30, 2007. Accordingly, the financial statements contained in those reports should no longer be relied upon. The restated financial statements will be included in filings to be made by the Company on Form 10-K/A for the year ended December 31, 2006, Form 10-Q/A for the three months ended March 31, 2007 and Form 10-Q/A for the three and six months ended June 30, 2007. The Company’s filing for all periods after June 30, 2007 will reflect this accounting treatment. Because the amount of revenue reported using the fair value method was offset by distribution fee of the same amount in cost of revenue, the operating income, net income and cash flows of the Company will not be impacted by the restatements.
Company management has discussed the matters disclosed in this Current Report on Form 8-K with Rothstein Kass.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL FIGHT LEAGUE, INC.

	By:	/s/ Michael C. Keefe

	Name:	Michael C. Keefe
	Title:	Executive Vice President, General Counsel and Corporate Secretary

Date: November 19, 2007